The Aaron’s Company, Inc. Q4 and FY 2022 Earnings Results, 2023 Outlook & Updated Strategic Plan March 1, 2023 Exhibit 99.2

Special Note Regarding Forward-Looking Information Statements in this presentation regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “remain,” “believe,” “outlook,” “expect,” “assume,” “assumed,” , “plan” and similar expressions. These risks and uncertainties include factors such as (i) factors impacting consumer spending, including the current inflationary environment, general macroeconomic conditions and rising interest rates; (ii) any ongoing impact of the COVID-19 pandemic due to new variants or efficacy and rate of vaccinations, as well as related measures taken by governmental or regulatory authorities to combat the pandemic; (iii) the possibility that the operational, strategic and shareholder value creation opportunities expected from the separation and spin-off of the Aaron’s Business into what is now The Aaron’s Company, Inc. may not be achieved in a timely manner, or at all; (iv) the failure of that separation to qualify for the expected tax treatment; (v) the risk that the Company may fail to realize the benefits expected from the acquisition of BrandsMart U.S.A., including projected synergies; (vi) failure to promptly and effectively integrate the BrandsMart U.S.A. acquisition; (vii) the effect of the BrandsMart U.S.A. acquisition on our operating results and businesses and on the ability of Aaron's and BrandsMart to retain and hire key personnel or maintain relationships with suppliers; (viii) changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; (ix) legal and regulatory proceedings and investigations, including those related to consumer protection laws and regulations, customer privacy, third party and employee fraud, and information security; (x) the risks associated with our strategy and strategic priorities not being successful, including our e-commerce and real estate repositioning and optimization initiatives or being more costly than anticipated; (xi) risks associated with the challenges faced by our business, including the commoditization of consumer electronics, our high fixed-cost operating model and the ongoing labor shortage; (xii) increased competition from traditional and virtual lease-to-own competitors, as well as from traditional and online retailers and other competitors; (xiii) financial challenges faced by our franchisees; (xiv) increases in lease merchandise write-offs, and the potential limited duration and impact of government stimulus and other government payments made by Federal and State governments to counteract the economic impact of the pandemic; (xv) the availability and prices of supply chain resources, including products and transportation; (xvi) business disruptions due to political or economic instability due to the ongoing conflict between Russia and Ukraine; and (xvii) the other risks and uncertainties discussed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K. Statements in this presentation that are “forward-looking” include without limitation statements about: (i) the execution of our key strategic priorities; (ii) the growth and other benefits we expect from executing those priorities; (iii) our financial performance outlook; and (iv) the Company’s goals, plans, expectations, and projections regarding the expected benefits of the BrandsMart acquisition. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this presentation. 1

“We ended the fourth quarter of 2022 with revenues and adjusted earnings in line with our expectations. Our 2023 outlook reflects the current macroeconomic pressure on customer demand and a lower lease portfolio size to start the year. We believe the second half of the year will improve as we benefit from stronger customer demand and payment activity and ongoing cost reductions. Our updated multi-year strategic plan is designed to grow revenue, further transform our cost structure, and strengthen operating margins. We remain confident that our strategic investments will continue to enhance our business models at both Aaron’s and BrandsMart and will enable us to deliver long-term growth and meaningful shareholder returns.” Douglas Lindsay CEO, The Aaron’s Company, Inc. CEO Comments 2

Key Themes 3 ▪ Delivered Q4 results consistent with internal expectations and ended the year in line with full year 2022 outlook1 ▪ Continued execution of operational efficiency and optimization restructuring program, with ~$35 to $40 million in cost savings expected in 2023 ▪ Provided full year 2023 outlook which reflects a lower lease portfolio size to begin the year, macroeconomic headwinds impacting consumer demand in key product categories, and continued year-over-year improvement in customer payment activity ▪ Updated multi-year strategic plan designed to grow revenue, reduce costs, and strengthen operating margins over the next three years 1. Based on the revised full year 2022 outlook announced on October 24, 2022

4 Q4 Highlights

Consolidated Q4 2022 Results of Operations[1]

Results of BrandsMart U.S.A. not included prior to the April 1, 2022 acquisition

	($ in Thousands, except per share)	Three Months Ended December 31, 2022	2021	Variance $	% or bps
Revenues	Consolidated	$ 589,584	$ 444,802	$ 144,782	32.5 %
	Aaron's Business	404,262	444,802	(40,540)	(9.1) %
	BrandsMart	187,682	n/a	n/a	n/a
Gross Profit	Consolidated	$ 285,932	$ 277,099	$ 8,833	3.2 %
	Aaron's Business	248,642	277,099	(28,457)	(10.3) %
	BrandsMart	37,449	n/a	n/a	n/a
Gross Profit Margin %	Consolidated	48.5%	62.3%	--	(1,380) bps
	Aaron's Business	61.5%	62.3%	--	(80) bps
	BrandsMart	20.0%	n/a	n/a	n/a
Net (Loss) Earnings	Consolidated	$ (5,854)	$ 16,288	$ (22,142)	(135.9) %
Adjusted EBITDA[2]	Consolidated	$ 27,706	$ 41,334	$ (13,628)	(33.0) %
	Aaron's Business	36,151	58,077	(21,926)	(37.8) %
	BrandsMart	5,338	n/a	n/a	n/a
Adjusted EBITDA Margin %	Consolidated	4.7%	9.3%	--	(460) bps
	Aaron's Business	8.9%	13.1%	--	(420) bps
	BrandsMart	2.8%	n/a	n/a	n/a
EPS	Diluted EPS	$ (0.19)	$ 0.50	$ (0.69)	(138.0) %
	Non-GAAP Diluted EPS[2]	$ 0.09	$ 0.60	$ (0.51)	(85.0) %
Cash Flow	Cash Provided by Operating Activities	$ 46,561	$ 45,646	$ 915	2.0 %
	Adjusted Free Cash Flow[2]	$ 24,653	$ 23,554	$ 1,099	4.7 %

1. Consolidated totals include unallocated corporate costs and intersegment elimination amounts
2. Non-GAAP reconciliations of adjusted EBITDA, EPS, and adjusted free cash flow are included in the Appendix

5

The Aaron's Company – Consolidated Q4 Highlights[1,2]

Revenues


+32.5%
$444.8M
$589.6M
Q4 2021
Q4 2022

Adjusted EBITDA


-33.0%
$41.3M
$27.7M
Q4 2021
Q4 2022

Margin %	9.3%	4.7%

Non-GAAP Diluted EPS


-85.0%
$0.60
$0.09
Q4 2021
Q4 2022

Adjusted Free Cash Flow


+4.7%
$23.6M
$24.7M
Q4 2021
Q4 2022

Highlights

- **Revenues** increased YoY due to the inclusion of BrandsMart in consolidated results, offset by lower lease revenues and fees and retail sales at the Aaron's Business
- **Adjusted EBITDA** and **adjusted EBITDA margin** decreased YoY primarily due to a decrease in gross profit and higher provision for lease merchandise write-offs at the Aaron's Business
  - Partially offset by incremental adjusted EBITDA generated by the inclusion of BrandsMart in consolidated results and lower personnel costs at the Aaron's Business
- Net earnings, diluted EPS, and **non-GAAP diluted EPS** decreased YoY as a result
- **Adjusted free cash flow** increased YoY primarily due to higher cash provided by operations

1. Consolidated results for Q4 2022 include the results of BrandsMart subsequent to the April 1, 2022 acquisition date; financial results for all periods prior to the April 1, 2022 acquisition do not include BrandsMart
2. Non-GAAP reconciliations of adjusted EBITDA, EPS, and adjusted free cash flow are included in the Appendix

6

Aaron’s Business Q4 Highlights 7 Revenues Adjusted EBITDA1 Lease Portfolio Size Lease Renewal Rate • Revenues decreased YoY primarily due to a decline in same store revenues ‒ Driven by a lower same-store lease portfolio size during the quarter, lower lease renewal rates, fewer exercises of early purchase options, and lower retail sales ‒ E-commerce revenues increased 7.3% YoY, representing 16.7% of lease revenues • Adjusted EBITDA and adjusted EBITDA margin decreased YoY, primarily due to a decrease in gross profit and a higher provision for lease merchandise write-offs, partially offset by lower personnel costs ‒ Provision for lease merchandise write- offs was 7.1% as compared to 5.7% in the prior year quarter Highlights $444.8M $404.3M Q4 2021 Q4 2022 -9.1% $58.1M $36.2M Q4 2021 Q4 2022 -37.8% $136.3M $126.5M Q4 2021 Q4 2022 -7.2% 87.7% 85.8% Q4 2022Q4 2021 -190 bps Margin % 13.1% 8.9%Same Store Revenues +4.8% (8.4)% 1. Adjusted EBITDA does not include unallocated corporate expenses; non-GAAP reconciliations are included in the Appendix

Aaron’s Business Q4 Highlights – E-commerce & GenNext Store Strategy 8 % of Lease Revenues 14.5%3 16.7% Q4 2021 Q4 2022 +7.3% 11.6% 25.1% Q4 2021 Q4 2022 Q4 2021 Q4 2022 +17.6% 86 195 16 30 Q4 2021 Q4 2022 211 116 Opened in the Quarter Q4’22 Initial Count Q4’21 Initial Count E-commerce Highlights1 GenNext Store Highlights New Lease Originations2 Revenues % of Revenues4 GenNext Store Count5 1. Based on open stores as of December 31, 2022 2. Monthly recurring revenue written into the portfolio resulting from new lease agreements 3. The % of lease revenues based on open stores as of December 31, 2021 was 14.6% 4.As a percent of lease and retail revenues; excludes GenNext stores open less than one month 5. As of February 28, 2023, there were 217 company-operated GenNext stores open

BrandsMart Q4 Highlights

Revenues



$187.7M
Pre-acquisition results not reported
Q4 2021
Q4 2022

	Q4 2021	Q4 2022
Product Sales YoY	+13.2%[1]	(10.8)%

Gross Profit



$37.4M
Pre-acquisition results not reported
Q4 2021
Q4 2022

	Q4 2021	Q4 2022
Margin %	n/a	20.0%

Adjusted EBITDA[2]



$5.3M
Pre-acquisition results not reported
Q4 2021
Q4 2022

	Q4 2021	Q4 2022
Margin %	n/a	2.8%

Product Mix[3]



Furniture & Mattresses
Other
4%
7%
Major Appliances
47%
Electronics
43%

Highlights

- **Product sales** were down YoY driven primarily by lower store traffic and customer trade down to lower priced products in major appliances and electronics, offset by growth in other (small appliances and housewares)
  - E-commerce product sales increased to 10.5% of total product sales
  - Average transaction value decreased 4.8% YoY
- **Gross profit** and **gross profit margin %** benefited from procurement savings, strategic pricing actions, and management of expenses
- **Adjusted EBITDA** and **adjusted EBITDA margin %** met internal expectations due to higher gross margin and strong management of expenses

1. Financial results for Q4 2021 are prior to the acquisition by The Aaron's Company, Inc. and were not audited; included for comparison purposes only
2. Adjusted EBITDA does not include unallocated corporate expenses; non-GAAP reconciliations are included in the Appendix
3. Based on merchandise product sales posted in Q4 2022; excludes warranty, installation, delivery, and other service revenues

9

10 FY 2022 Highlights

Consolidated FY 2022 Results of Operations[1]

Results of BrandsMart U.S.A. not included prior to the April 1, 2022 acquisition

	($ in Thousands, except per share)	Year Ended December 31, 2022	Year Ended December 31, 2021	Variance $	Variance % or bps
Revenues	Consolidated	$ 2,249,434	$ 1,845,504	$ 403,930	21.9 %
	Aaron's Business	1,703,503	1,845,504	(142,001)	(7.7) %
	BrandsMart	552,465	n/a	n/a	n/a
Gross Profit	Consolidated	$ 1,161,773	$ 1,159,489	$ 2,284	0.2 %
	Aaron's Business	1,061,266	1,159,489	(98,223)	(8.5) %
	BrandsMart	101,364	n/a	n/a	n/a
Gross Profit Margin %	Consolidated	51.6%	62.8%	--	(1,120) bps
	Aaron's Business	62.3%	62.8%	--	(50) bps
	BrandsMart	18.3%	n/a	n/a	n/a
Net (Loss) Earnings	Consolidated	$ (5,280)	$ 109,934	$ (115,214)	(104.8) %
Adjusted EBITDA[2]	Consolidated	$ 165,759	$ 234,148	$ (68,389)	(29.2) %
	Aaron's Business	196,553	291,284	(94,731)	(32.5) %
	BrandsMart	22,423	n/a	n/a	n/a
Adjusted EBITDA Margin %	Consolidated	7.4%	12.7%	--	(530) bps
	Aaron's Business	11.5%	15.8%	--	(430) bps
	BrandsMart	4.1%	n/a	n/a	n/a
EPS	Diluted EPS	$ (0.17)	$ 3.26	$ (3.43)	(105.2) %
	Non-GAAP Diluted EPS[2]	$ 2.07	$ 3.75	$ (1.68)	(44.8) %
Cash Flow	Cash Provided by Operating Activities	$ 170,432	$ 136,040	$ 34,392	25.3 %
	Adjusted Free Cash Flow[2]	$ 92,527	$ 50,696	$ 41,831	82.5 %

1. Consolidated totals include unallocated corporate costs and intersegment elimination amounts, which are provided in the Company's Annual Report on Form 10-K for the year ended December 31, 2022
2. Non-GAAP reconciliations of adjusted EBITDA, EPS, and adjusted free cash flow are included in the Appendix

11

The Aaron's Company – Consolidated FY 2022 Highlights[1,2]

Revenues



+21.9%
$1.85B
$2.25B
2021
2022

Adjusted EBITDA



-29.2%
$234.1M
$165.8M
2021
2022

	2021	2022
Margin %	12.7%	7.4%

Non-GAAP Diluted EPS



-44.8%
$3.75
$2.07
2021
2022

Adjusted Free Cash Flow



+82.5%
$50.7M
$92.5M
2021
2022

Highlights

- **Revenues** increased YoY due to the inclusion of BrandsMart in consolidated results, offset by lower lease revenues and fees and retail sales at the Aaron's Business
- **Adjusted EBITDA** and **adjusted EBITDA margin** decreased YoY primarily due to a decrease in gross profit and higher provision for lease merchandise write-offs at the Aaron's Business
  - Partially offset by incremental adjusted EBITDA from the inclusion of BrandsMart in consolidated results and lower personnel costs at the Aaron's Business
- Net earnings, diluted EPS, and **non-GAAP diluted EPS** decreased YoY as a result
- **Adjusted free cash flow** increased YoY primarily due to higher cash provided by operations driven by lower inventory purchases partially offset by higher capital expenditures

1. Consolidated results for 2022 include the results of BrandsMart subsequent to the April 1, 2022 acquisition date; financial results for all periods prior to the April 1, 2022 acquisition do not include BrandsMart
2. Non-GAAP reconciliations of adjusted EBITDA, EPS, and adjusted free cash flow are included in the Appendix

12

Aaron’s Business FY 2022 Highlights 13 Revenues Adjusted EBITDA1 Lease Portfolio Size Lease Renewal Rate • Revenues decreased YoY primarily due to a decline in same store revenues ‒ Driven by a lower same-store lease portfolio size during the year, lower lease renewal rates, fewer exercises of early purchase options, and lower retail sales ‒ E-commerce revenues increased 6.5% YoY, representing 15.8% of lease revenues • Adjusted EBITDA and adjusted EBITDA margin decreased YoY, primarily due to a decrease in gross profit and a higher provision for lease merchandise write-offs, partially offset by lower personnel costs ‒ Provision for lease merchandise write- offs was 6.4% as compared to 4.2% in the prior year Highlights 20222021 $1.70B$1.85B -7.7% $291.3M $196.6M 20222021 -32.5% $136.3M $126.5M 2021 2022 -7.2% 90.6% 87.5% 20222021 -310 bps Margin % 15.8% 11.5%Same Store Revenues +9.3% (6.4)% 1. Adjusted EBITDA does not include unallocated corporate expenses; non-GAAP reconciliations are included in the Appendix

Aaron’s Business FY 2022 Highlights – E-commerce & GenNext Store Strategy 14 % of Lease Revenues 14.2%3 15.8% 20222021 +6.5% 8.1% 19.7% 2021 2022 2021 2022 +22.6% 47 116 69 95 116 2021 211 2022 Opened in the Year 2022 Initial Count 2021 Initial Count E-commerce Highlights1 GenNext Store Highlights New Lease Originations2 Revenues % of Revenues4 GenNext Store Count5 1. Based on open stores as of December 31, 2022 2. Monthly recurring revenue written into the portfolio resulting from new lease agreements 3. The % of lease revenues based on open stores as of December 31, 2021 was 14.3% 4.As a percent of lease and retail revenues; excludes GenNext stores open less than one month 5. As of February 28, 2023, there were 217 company-operated GenNext stores open

BrandsMart FY 2022[1] Highlights

Revenues



$552.5M
Pre-acquisition results not reported
2021
2022[1]

	2021	2022[1]
Product Sales YoY	+13.4%[2]	(6.4)%

Gross Profit



$101.4M
Pre-acquisition results not reported
2021
2022[1]

	2021	2022[1]
Margin %	n/a	18.3%

Adjusted EBITDA[3]



$22.4M
Pre-acquisition results not reported
2021
2022[1]

	2021	2022[1]
Margin %	n/a	4.1%

Product Mix[4]



Furniture & Mattresses
Other
4%
6%
Electronics
37%
53%
Major Appliances

Highlights

- **Revenues** were in line with outlook for the year
  - E-commerce product sales increased to 9.6% of total product sales
  - Average transaction value increased 2.0% YoY
- **Gross profit** and **gross profit margin %** benefited from procurement savings, strategic pricing actions, and management of expenses
- Shift in **product mix** primarily driven by increase in major appliances, offset by decrease in televisions and computers due to price deflation and customer trade downs
- **Adjusted EBITDA** and **adjusted EBITDA margin %** were in line with outlook due to higher gross margin and strong management of expenses

1. Financial results for 2022 include nine months of performance following the acquisition by The Aaron's Company, Inc. on April 1, 2022
2. Financial results for 2021 are prior to the acquisition by The Aaron's Company, Inc. and were not audited; included for comparison purposes only
3. Adjusted EBITDA does not include unallocated corporate expenses; non-GAAP reconciliations are included in the Appendix
4. Based on merchandise product sales posted in Q2 through Q4 of 2022; excludes warranty, installation, delivery, and other service revenues

15

16 Balance Sheet and Capital Allocation

$316.2 million $5.8 million (Q4)5 $26.9 million (2022)6 $242.4 million Balance Sheet and Shareholder Returns1 Debt (As of 12/31/22) Liquidity4 (As of 12/31/22) Shareholder Returns 17 1. Non-GAAP reconciliation of net debt is included in the Appendix 2. Repayments on revolver, term loan, and financing leases as of December 31, 2022, which reflects payments against the portion of debt balances related to the acquisition of BrandsMart U.S.A. 3. Includes cash and cash equivalents 4.As of December 31, 2022, the Company had $27.7 million of cash and $288.5 million of availability under its $375.0 million unsecured revolving credit facility 5. For the three months ended December 31, 2022, the Company paid $3.5 million in dividends and repurchased 218,892 shares of common stock for approximately $2.3 million 6. For the year ended December 31, 2022, the Company paid $13.5 million in dividends and repurchased 735,032 shares of common stock for approximately $13.4 million $27.7 million Cash3 (As of 12/31/22) Company reduced net debt1 by $21.5 million from the end of the third quarter and has paid down $67.8 million in debt since the acquisition of BrandsMart on April 1, 20222

18 2023 Outlook

2023 Outlook1 19 Low High Revenues $2.20 billion $2.30 billion Net Earnings $17.9 million $25.7 million Adjusted EBITDA (excluding stock-based compensation)2 $140.0 million $160.0 million Diluted EPS $0.55 $0.80 Non-GAAP Diluted EPS $0.70 $1.10 Cash Provided by Operating Activities $145.0 million $165.0 million Capital Expenditures $95.0 million $115.0 million Adjusted Free Cash Flow $50.0 million $60.0 million Revenues $1.53 billion $1.60 billion Earnings Before Income Taxes $93.0 million $102.0 million Adjusted EBITDA $165.0 million $180.0 million Revenues $665.0 million $695.0 million Earnings Before Income Taxes $2.5 million $5.5 million Adjusted EBITDA $17.5 million $22.5 million Consolidated Aaron’s Business BrandsMart 1. See the “Use of Non-GAAP Financial Information” section included in the Appendix; Consolidated totals include unallocated corporate costs and intersegment elimination amounts 2. In 2022 and prior periods, adjusted EBITDA included stock-based compensation expense. Starting in 2023, adjusted EBITDA will exclude stock-based compensation expense. For comparability, adjusted EBITDA in 2022, excluding stock-based compensation expense, was $177.1 million The outlook below assumes no significant deterioration in the current retail environment, state of the U.S. economy, or global supply chain, as compared to its current condition.

2023 Outlook Considerations1 20 • Lower portfolio balance to begin the year • 1H to experience lower demand and higher lease agreement payouts started during COVID-19 stimulus period • 2H to experience improving demand trends, stabilized lease agreement payouts, and improved lease renewal rates • Benefits from cost transformation and operational efficiency improvements throughout the year Aaron’s Business BrandsMart • 4 quarters of revenue in 2023 vs. 3 quarters in 2022 (due to acquisition close on April 1, 2022) • Lower store traffic • Lower average transaction value due to customer trade down to lower priced products • Growing share of e-commerce and business-to-business sales as percent of total sales • Additional revenue from one to two new store openings beginning in Q4 - + + - + + + - - 1. This outlook assumes no significant deterioration in the current retail environment, state of the U.S. economy, or global supply chain, as compared to its current condition. Based on the 2023 outlook, the Company anticipates lower earnings compared to 2022

21 Updated Multi-Year Strategic Plan

Key Priorities in Multi-Year Strategic Plan (2023 – 2025) 22 Transform the Aaron’s Business Enhance and Grow BrandsMart Optimize Cost Structure Company updated its multi-year strategic plan provided at time of spinoff in November 2020 The plan is designed to grow revenue, reduce costs, and strengthen operating margins over the next three years

Transform the Aaron's Business

2023 - 2025

Key Initiatives

1. **Invest in Market Optimization**
   - Optimize real estate footprint by renovating or relocating stores to match customer shopping behavior (**GenNext**) and utilize existing infrastructure to more efficiently serve markets (**Hub & Showroom**)
2. **Invest in E-commerce**
   - Grow e-commerce to more than 20% of revenue by 2025
   - Optimize digital acquisition channels to attract more customers
3. **Expand Price/Value Offering**
   - Expand focus on weekly payment offerings to attract more customers and increase LTO market share
4. **Enhance Lease Decisioning & Digital Platforms**
   - Leverage advanced analytics and machine learning to continue to optimize lease portfolio performance
   - Improve payment and servicing platforms to drive better customer outcomes

1a GenNext Store Model[1]


Aaron's
Easy. Beautiful. Affordable.

- ✓ Updated signage
- ✓ Larger showroom
- ✓ Expanded assortment
- ✓ Innovative operating model
- ✓ Enhanced technology

Avg. Investment Per Store	Lease Originations Lift[2]
$400K - $600K	20%+

Target IRR	Target Payback
20%+	5 years

Convert / open up to 50 GenNext stores per year

1b Hub & Showroom Model

Overview	Leverage existing infrastructure to more efficiently serve markets by combining servicing capabilities of multiple stores into a "hub" store while converting other stores into "showrooms" that focus on sales activities
Benefit	Reduction in operating costs and lower working capital requirements

2022 End of Year Store Count

Store Type	GenNext	Legacy	Total
Store	194	782	**976**
Hub	16	13	**29**
Showroom	1	28	**29**
Total	**211**	**823**	**1,034**

Convert / open up to 100 showrooms per year starting in 2023

1. Metrics shown are for GenNext stores, excluding hub and showroom stores
2. Lease originations in GenNext stores opened < 1 year deliver growth over 20 percentage points higher than average legacy stores

23

Transform the Aaron's Business (continued)

2023 - 2025

2 E-commerce



Aaron's
WHAT IS AARON'S RENT TO OWN?
Easy Payments, No Long-Term Commitment

- ✓ Broader product selection
- ✓ Mobile optimized shopping experience
- ✓ Seamless lease approval process
- ✓ Attracts younger customers

% of Lease Revenues[1]	Lease Originations Growth YoY[1]
15.8%	22.6%

5-yr Revenue CAGR[1]	Website Traffic[1]
~26%	34.5 million

Grow e-commerce to more than 20% of revenue by end of 2025

3 Price/Value Offering



Aaron's
WHY RENT TO OWN?
• Fast, Easy Approvals
• Low Monthly Payments
• No Hidden Fees



TVs
STARTING AS LOW AS
$12
a week
with EZPAY autopay
Ask a team member for details.



Rent to Own
WEEKLY
with
EZPAY
autopay
Aaron's

- Center marketing message around **price, value,** and **payment flexibility**
- Increase focus on **weekly payment offerings** to attract more customers
- Enhance focus on **local marketing** initiatives and promotions

Gain lease-to-own market share

4 Lease Decisioning & Digital Platforms



- Optimize lease portfolio performance using **advanced analytics** and **machine learning**
- Implement a **unified lease decisioning model** across all channels
- Continue to invest in **digital payment** and **servicing platforms** to drive better customer outcomes
- Leverage a **customer data platform** to manage all customer interactions

Optimize lease portfolio performance

1. Provided for FY 2022

24

Enhance and Grow BrandsMart

2023 - 2025

Key Initiatives

1 **Achieve Transaction Synergies**
- Lease-to-Own at BrandsMart
- Direct Procurement
- Aaron's Marketplace

2 **Expand to New Markets**
- Open 1-2 new stores per year, starting in 2023
- Open one additional outlet center by the end of 2025

3 **Invest in E-commerce**
- Grow e-commerce to more than 10% of revenue by 2025
- Improve customer experience
- Expand product assortment
- Enhance digital marketing strategies

1 Transaction Synergies

Lease-to-Own	Launched an "in-house" lease-to-own solution to BrandsMart's in-store customers
Direct Procurement	Leveraging merchandising capabilities and increased scale across businesses to drive procurement savings
Aaron's Marketplace	Expanding Aarons.com assortment with BrandsMart's broad product mix

Achieve synergies of ~$25 to $30 million in 2025, with annual run-rate of ~$35 to $40 million

2 New Store Openings


BrandsMart USA

Sales Per Store	EBITDA Per Store
~$40M - $75M	~$3.0M - $7.0M
Target IRR	**Target Payback**
20%+	5 years

Open 1-2 stores per year through 2025

3 E-commerce

- Improve online shopping experience with website redesign
- Expand product assortment
- Enhance digital marketing strategies to drive qualified traffic

Grow e-commerce to more than 10% of revenue by end of 2025

25

Optimize Cost Structure

2023 - 2025

Expected Cost Savings Per Year


~$35M to $60M

Aaron's Stores & Operations

- Expansion of hub and showroom model
- Centralization and optimization of operations functions
- Store labor realignment

Store Support Center

- Optimization and reorganization of support center functions in Aaron's Business and unallocated corporate

Supply Chain

- Efficiency improvements
- Fleet utilization
- Delivery optimization

Other

- Real estate initiatives
- Third party spend and other expense reductions

Total

We expect to begin realizing most of these savings in Q2 2023, with the impact increasing throughout the three-year period

The Company plans to reduce costs by ~$35 to $60 million per year, with ~$35 to $40 million expected in 2023

26

Updated Multi-Year Strategic Plan Outlook (2023 – 2025)

Strategy expected to grow revenue, reduce costs, and strengthen operating margins

Grow Revenue	Reduce Costs	Strengthen Operating Margins
Revenue to experience initial decline followed by mid-to-high single digit growth	**$35M to $60M per year in cost reductions**	**Adjusted EBITDA margin expansion to 8% – 9%**
• Growth in Aaron's lease portfolio size in 2024 and 2025 • Conversion of new GenNext stores • BrandsMart new store openings beginning in 2023 • Growth in e-commerce at both businesses	• Expansion of hub and showroom model to optimize labor in markets • Centralization and optimization of store support center and operations functions • Optimization of supply chain operations • Reduction of real estate and third party spend	• Normalization of customer payment activity • Synergies from BrandsMart acquisition • Execution of cost reduction initiatives

27

Overview of Capital Allocation Strategy 28 ▪ Invest in Aaron’s and BrandsMart Growth Initiatives ▪ Maintain Conservative Leverage Profile (1.0x – 1.5x Net Debt-to-Adjusted EBITDA) ▪ Return Capital to Shareholders through Dividends and Share Repurchases ▪ Evaluate Acquisitions on an Opportunistic Basis 1 2 3 4

Why AAN? 29 ❑ Differentiated Business Model ❑ Long-Term Growth ❑ Innovation-Driven Cost Efficiency ❑ Disciplined Investments ❑ Strong Cash Flow Generation

30 Appendix

Use of Non-GAAP Financial Information Non-GAAP net earnings, non-GAAP diluted earnings per share, adjusted free cash flow, net debt, EBITDA and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP net earnings and non-GAAP diluted earnings per share for 2022 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, acquisition-related costs, a goodwill impairment charge recognized for the Aaron's Business reporting unit, and a non-cash charge for a fair value adjustment to merchandise inventories. Non-GAAP net earnings and non-GAAP diluted earnings per share for 2021 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges and separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company. The amounts for these pre-tax non-GAAP adjustments, which are tax-effected using estimated tax rates which are commensurate with non-GAAP pre-tax earnings, can be found in the Reconciliation of Net (Loss) Earnings and (Loss) Earnings Per Share Assuming Dilution to Non-GAAP Net Earnings and Non-GAAP Earnings Per Share Assuming Dilution table in this presentation. The EBITDA and adjusted EBITDA figures presented in this presentation are calculated as the Company’s (loss) earnings before interest expense, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA also excludes the other adjustments described in the calculation of non-GAAP net earnings above. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of revenue. The amounts for these pre-tax non-GAAP adjustments can be found in the Quarterly EBITDA table in this presentation. Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance. Non-GAAP net earnings and non-GAAP diluted earnings per share provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arise from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations. This measure may be useful to an investor in evaluating the underlying operating performance of our business. EBITDA and Adjusted EBITDA also provide management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance and liquidity because the measures: • Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors. • Are a financial measurement that is used by rating agencies, lenders and other parties to evaluate our creditworthiness. • Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting. The adjusted free cash flow figures presented in this presentation and in the presentations dated April 25th, July 25th, and October 24th of 2022 are calculated as the Company’s cash flows provided by operating activities, adjusted for acquisition-related transaction costs and proceeds from real estate transactions, less capital expenditures. Management believes that adjusted free cash flow is an important measure of liquidity, provides relevant and useful information, and is widely used by analysts, investors and competitors in our industry as well as by our management team in assessing liquidity. Net debt represents total debt less cash and cash equivalents. Management believes that net debt is an important measure of liquidity, provides relevant and useful information, and is widely used by analysts, investors and competitors in our industry as well as by our management team in assessing liquidity. Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share, the Company’s GAAP revenues and earnings before income taxes and GAAP cash provided by operating activities, which are also presented in the presentation. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA, adjusted EBITDA and adjusted free cash flow may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner. 31

Reconciliation to Non-GAAP Net Earnings and Non-GAAP Earnings Per Share[1]

	(Unaudited) Three Months Ended December 31,		(Unaudited) Year Ended December 31,	
(In Thousands, except per share amounts)	**2022**	**2021**	**2022**	**2021**
Net (Loss) Earnings	**$ (5,854)**	**$ 16,288**	**$ (5,280)**	**$ 109,934**
Income Taxes	(3,767)	3,781	(9,463)	35,936
(Loss) Earnings Before Income Taxes	**$ (9,621)**	**$ 20,069**	**$ (14,743)**	**$ 145,870**
Acquisition-Related Intangible Amortization Expense	2,652	891	8,953	4,861
Restructuring Expenses, Net	8,870	1,084	32,717	9,218
Separation Costs	214	699	1,204	6,732
Non-Cash Inventory Fair Value Adjustment	—	—	23,074	—
Acquisition-Related Costs	1,460	1,181	14,616	1,181
Impairment of Goodwill	—	—	12,933	—
Non-GAAP Earnings Before Income Taxes	3,575	23,924	78,754	167,862
Income Taxes, calculated using a non-GAAP Effective Tax Rate	752	4,507	13,998	41,354
Non-GAAP Net Earnings	**$ 2,823**	**$ 19,417**	**$ 64,756**	**$ 126,508**
(Loss) Earnings Per Share Assuming Dilution	$ (0.19)	$ 0.50	$ (0.17)	$ 3.26
Acquisition-Related Intangible Amortization Expense	0.09	0.03	0.29	0.14
Restructuring Expenses, Net	0.29	0.03	1.05	0.27
Separation Costs	0.01	0.02	0.04	0.20
Non-Cash Inventory Fair Value Adjustment	—	—	0.74	—
Acquisition-Related Costs	0.05	0.04	0.47	0.04
Impairment of Goodwill	—	—	0.41	—
Tax Effect of Non-GAAP adjustments	(0.15)	(0.02)	(0.75)	(0.16)
Non-GAAP Earnings Per Share Assuming Dilution[2]	**$ 0.09**	**$ 0.60**	**$ 2.07**	**$ 3.75**
Weighted Average Shares Outstanding Assuming Dilution[3]	31,096	32,256	31,303	33,722

1. The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition
2. In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding
3. For the three months ended December 31, 2022, the GAAP weighted average shares outstanding assuming dilution was 30,763 and the non-GAAP weighted average shares outstanding assuming dilution was 31,096

32

Reconciliation to Quarterly Adjusted EBITDA by Segment[1]

	(Unaudited) Three Months Ended December 31, 2022					(Unaudited) Three Months Ended December 31, 2021				
(In Thousands)	Aaron's Business	BrandsMart	Unallocated Corporate	Elimination[2]	Total	Aaron's Business	BrandsMart	Unallocated Corporate	Elimination[2]	Total
Net (Loss) Earnings					**$ (5,854)**					**$ 16,288**
Income Taxes					(3,767)					3,781
Earnings (Loss) Before Income Taxes	**$ 17,046**	**$ 1,793**	**$ (28,365)**	**$ (95)**	**$ (9,621)**	**$ 40,524**	**$ —**	**$ (20,455)**	**$ —**	**$ 20,069**
Interest Expense	—	—	3,911	—	3,911	—	—	343	—	343
Depreciation	18,504	1,415	222	—	20,141	16,510	—	405	—	16,915
Amortization	601	2,130	—	—	2,731	1,043	—	—	—	1,043
EBITDA	**$ 36,151**	**$ 5,338**	**$ (24,232)**	**$ (95)**	**$ 17,162**	**$ 58,077**	**$ —**	**$ (19,707)**	**$ —**	**$ 38,370**
Separation Costs	—	—	214	—	214	—	—	699	—	699
Restructuring Expenses, Net	—	—	8,870	—	8,870	—	—	1,084	—	1,084
Acquisition-Related Costs	—	—	1,460	—	1,460	—	—	1,181	—	1,181
Adjusted EBITDA	**$ 36,151**	**$ 5,338**	**$ (13,688)**	**$ (95)**	**$ 27,706**	**$ 58,077**	**$ —**	**$ (16,743)**	**$ —**	**$ 41,334**

1. The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition
2. Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation

33

Reconciliation to Twelve Months Adjusted EBITDA by Segment[1]

	(Unaudited) Year Ended December 31, 2022					(Unaudited) Year Ended December 31, 2021				
(In Thousands)	Aaron's Business	BrandsMart	Unallocated Corporate	Elimination[2]	Total	Aaron's Business	BrandsMart	Unallocated Corporate	Elimination[2]	Total
Net (Loss) Earnings					$ (5,280)					$ 109,934
Income Taxes					(9,463)					35,936
Earnings (Loss) Before Income Taxes	$ 122,220	$ (11,171)	$ (125,021)	$ (771)	$ (14,743)	$ 223,448	$ —	$ (77,578)	$ —	$ 145,870
Interest Expense	—	—	9,875	—	9,875	—	—	1,460	—	1,460
Depreciation	71,682	3,841	1,230	—	76,753	62,308	—	1,851	—	64,159
Amortization	2,651	6,679	—	—	9,330	5,528	—	—	—	5,528
EBITDA	$ 196,553	$ (651)	$ (113,916)	$ (771)	$ 81,215	$ 291,284	$ —	$ (74,267)	$ —	$ 217,017
Separation Costs	—	—	1,204	—	1,204	—	—	6,732	—	6,732
Restructuring Expenses, Net	—	—	32,717	—	32,717	—	—	9,218	—	9,218
Impairment of Goodwill	—	—	12,933	—	12,933	—	—	—	—	—
Acquisition-Related Costs	—	—	14,616	—	14,616	—	—	1,181	—	1,181
Non-Cash Inventory Fair Value Adjustment	—	23,074	—	—	23,074	—	—	—	—	—
Adjusted EBITDA	$ 196,553	$ 22,423	$ (52,446)	$ (771)	$ 165,759	$ 291,284	$ —	$ (57,136)	$ —	$ 234,148

1. The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition
2. Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation

34

Reconciliation to Adjusted Free Cash Flow1 35 Reconciliation to Net Debt (Unaudited) (Unaudited) Three Months Ended December 31, Year Ended December 31, (In Thousands) 2022 2021 2022 2021 Cash Provided by Operating Activities $ 46,561 $ 45,646 $ 170,432 $ 136,040 Proceeds from Real Estate Transactions 1,600 3,156 16,519 7,360 Acquisition-Related Transaction Costs 777 — 13,556 — Capital Expenditures (24,285) (25,248) (107,980) (92,704) Adjusted Free Cash Flow $ 24,653 $ 23,554 $ 92,527 $ 50,696 1. The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition (Unaudited) Three Months Ended December 31, Three Months Ended September 30, $ Change (In Thousands) 2022 2022 Debt $ 242,413 $ 273,961 $ (31,548) Cash and Cash Equivalents 27,716 37,779 (10,063) Net Debt $ 214,697 $ 236,182 $ (21,485)

Reconciliation to 2023 Outlook for Adjusted EBITDA[1]

	Fiscal Year 2023 Ranges		
(In Thousands)	Aaron's Business	BrandsMart	Consolidated Total
Estimated Net Earnings			$17,900 - $25,700
Income Taxes			$6,100 - $8,800
Projected Earnings Before Income Taxes	$93,000 - $102,000	$2,500 – $5,500	$24,000 - $34,500
Interest Expense	-	-	$16,000 - $17,500
Depreciation and Amortization	$72,000 - $78,000	$15,000 - $17,000	$87,000 - $95,000
Projected EBITDA	$165,000 - $180,000	$17,500 - $22,500	$127,000 - $147,000
Stock-Based Compensation	-	-	$13,000
Projected Adjusted EBITDA	**$165,000 - $180,000**	**$17,500 - $22,500**	**$140,000 - $160,000**

Reconciliation to 2023 Outlook for Non-GAAP Earnings Per Share

	Fiscal Year 2023 Ranges	
	Low	High
Projected Earnings Per Share Assuming Dilution	$0.55	$0.80
Sum of Other Adjustments[2]	$0.15	$0.30
Projected Non-GAAP Earnings Per Share Assuming Dilution	**$0.70**	**$1.10**

Reconciliation to 2023 Outlook for Adjusted Free Cash Flow

	Fiscal Year 2023 Ranges
(In Thousands)	Consolidated Total
Cash Provided by Operating Activities	$145,000 - $165,000
Proceeds from Real Estate Transactions	$0 - $10,000
Capital Expenditures	$(95,000) – $(115,000)
Adjusted Free Cash Flow	**$50,000 - $60,000**

1. In 2022 and prior periods, adjusted EBITDA included stock-based compensation expense. Starting in 2023, adjusted EBITDA will exclude stock-based compensation expense.
2. Includes acquisition related amortization expense

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37 investor.aarons.com